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                                                                   EXHIBIT 25.01

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned, a Director of Ceridian Corporation (the "Company"), a Delaware corporation, do hereby make, nominate and appoint JOHN R. EICKHOFF and JOHN A. HAVEMAN, and each of them, to be my attorney in fact for three months from the date hereof, with full power and authority to sign his name on registration statements on Form S-8 and any amendments thereto relating to the Company's Tesseract Long-Term Incentive Plan; provided that any registration statement or amendment in final form is first reviewed by my attorney in fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed the registration statement and/or amendment.

    IN WITNESS WHEREOF, I have signed this Power of Attorney on June 24, 1994.

                  /S/ LAWRENCE PERLMAN
--------------------------------------------
              Lawrence Perlman

                   /S/ ALLEN W. DAWSON
--------------------------------------------
               Allen W. Dawson

                     /S/ RONALD JAMES
--------------------------------------------
                Ronald James

                 /S/ RICHARD G. LAREAU
--------------------------------------------
              Richard G. Lareau

                  /S/ CHARLES MARSHALL
--------------------------------------------
              Charles Marshall

                 /S/ RICHARD W. VIESER
--------------------------------------------
              Richard W. Vieser

                    /S/ PAUL S. WALSH
--------------------------------------------
                Paul S. Walsh